Exhibit 2.n.5

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the use in this Registration Statement on Form N-2 (File No. 333-208637) of Gladstone Capital Corporation of our report dated March 25, 2014 on the consolidated financial statements of Defiance Integrated Technologies, Inc. as of December 31, 2013 and 2012, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such registration statement.

/s/ Crowe Horwath LLP

Fort Wayne, Indiana

March 28, 2016